SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  ---------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 or 15 (d) of the Securities Exchange Act
                                    of 1934

       Date of Report (Date of earliest event reported) October 17, 1996
                                 --------------

                      GLENBOROUGH REALTY TRUST INCORPORATED
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Maryland                      0-14162                      94-3211970
----------------                 ----------                  -------------
 (State or other                 (Commission                 (IRS Employer
 jurisdiction of                 File Number)                 I.D. Number)
 incorporation)


        400 South El Camino Real, Ste. 1100, San Mateo, California 94402
       -----------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's Telephone number, including area code:(415) 343-9300
                                                           -------------



















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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

On October 17, 1996, the Company's Operating Partnership acquired a portfolio of twelve properties (the "TRP Properties") located in six states. Included are six industrial, three office, one retail and two multifamily properties comprising 1,250,000 square feet. The total purchase price was $41,300,000, which was comprised of the cash payoff of $23,001,000 of mortgage debt, the assumption of $16,300,000 of mortgage debt, issuance of 52,386 Operating Partnership Units having an initial redemption value of $760,000 (based on a $14.50 per unit value) and issuance of 85,448 shares of the Company's common stock having an initial redemption value of $1,239,000 (based on a $14.50 per share value). The acquisition was financed in part with proceeds from an October 1996 common stock offering by the Company. This transaction was structured as a contribution of the twelve properties and the mortgage debt on such properties by Trust Realty Partners ("TRP") to the Operating Partnership in exchange for the above noted Operating Partnership units and Company common stock shares. In addition, Trust Realty Advisors ("TRA"), the then manager of the TRP Properties, transferred to the Company all of TRA's rights, title and interest in and to the Management Agreement and the Leasing Agreement for the TRP Properties in exchange for 96,552 shares of the Company's common stock having an initial redemption value of $1,400,000 (based on a $14.50 per share value).







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Item 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (a)&(b)           FINANCIAL STATEMENTS

                                As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by
                                Item 7 (a) & (b) of Form 8-K. In accordance with
                                Item 7(a)(4) of Form 8-K, the Company will by amendment to this Form 8-K no later than 60 days after November 1, 1996, file such financial statements.

              (c)               EXHIBITS

                                Contribution    agreement    related    to   the
                                acquisition of the TRP Properties. (*)

                                Second Amended and Restated Agreement of Limited Partnership of Glenborough Properties, L.P.


(*) To be filed with amendment to this Form 8-K not later than 60 days after the date on which this Current Report on Form 8-K is filed herewith.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                      GLENBOROUGH REALTY TRUST INCORPORATED



                                      By: Glenborough Realty Trust Incorporated,




Date:October 31, 1996                  /s/ Andrew Batinovich
                                       ---------------------
                                       Andrew Batinovich
                                       Director, Executive Vice President,
                                       Chief Operating Officer
                                       and Chief Financial Officer
                                       (Principal Financial Officer)



Date:October 31, 1996                  /s/ Terri Garnick
                                       -----------------
                                       Terri Garnick
                                       Senior Vice President,
                                       Chief Accounting Officer,
                                       Treasurer
                                       (Principal Accounting Officer)




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                                  EXHIBIT INDEX


Exhibit No.                            Description


3.1 Second Amended and Restated Agreement of Limited Partnership of Glenborough Properties, L.P.


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                           SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                          GLENBOROUGH PROPERTIES, L.P.


         THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of October 17, 1996, is entered into by and among Glenborough Realty Trust Incorporated ("Glenborough"), a Maryland corporation, as the General Partner, Robert Batinovich, as the initial limited partner in the Partnership (the "Initial Limited Partner"), and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

         WHEREAS, the General Partner and the Initial Limited Partner executed that certain Limited Partnership Agreement of Glenborough Properties, L.P. (the "Original Agreement"), dated as of August 23, 1995, and the General Partner caused the Partnership to file a Certificate of Limited Partnership on August
23, 1995, thereby causing the Partnership to be formed for the purposes set forth in the Prior Agreement; and

         WHEREAS, the Original Agreement was (i) amended and restated by that certain First Amended and Restated Agreement of Limited Partnership of Glenborough Properties, L.P., dated as of December 31, 1995, and (ii) further amended by that certain Amendment to First Amended and Restated Agreement of Limited Partnership of Glenborough Properties, L.P., dated as of July 12, 1996, and (iii) further amended by that certain Second Amendment to First Amended and Restated Agreement of Limited Partnership of Glenborough Properties, L.P., dated as of September 24, 1996, and (iv) further amended by that certain Third Amendment to First Amended and Restated Agreement of Limited Partnership of Glenborough Properties, L.P., dated as of October 8, 1996 (as so amended, the "Prior Agreement"); and

         WHEREAS, certain properties have been contributed to the Partnership pursuant to that certain Contribution Agreement dated as of August 23, 1996 by and among the Partnership, Trust Realty Partners, a California general partnership and Trust Realty Advisors, a California corporation, pursuant to which the Partnership agreed to issue additional Partnership Units in consideration of the contribution of such properties; and

         WHEREAS, the General Partner and the Limited Partners desire to amend and restate the Prior Agreement to alter, modify, and amend certain provisions of the Prior Agreement in accordance with the agreement of the General Partner and the Limited Partners as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Prior Agreement in its entirety as follows:

                             ARTICLE 1 DEFINED TERMS
                                  DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Acquisition Notes" mean evidences of indebtedness issued by the Partnership to the REIT in connection with the transfer of property to the Partnership by the REIT which was acquired by the REIT in

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a  transaction  which  involved the issuance of both REIT Shares and REIT Notes.
The Acquisition Notes issued in connection with any such transfer of property shall be issued and shall be payable on the same terms and conditions as the REIT Notes that are issued in connection with the acquisition of the property that is so transferred.

         "Act" means the California Revised Limited Partnership Act, California Corporations Code Sections 15611-15723, as the same may be amended from time to time, and any successor to such statute.

         "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Partnership.

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Exhibit B hereof.

         "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests, or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above. For the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreed Value" means (i) in the case of any Contributed Property set forth in Exhibit D and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit D; (ii) in the case of any Contributed Property not set forth in Exhibit D and as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

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         "Agreement" means this First Amended and Restated  Agreement of Limited
Partnership, as it may be amended, supplemented or restated from time to time.

         "Articles of Incorporation" means the Articles of Incorporation of the General Partner filed in the State of Maryland on August 26, 1994, as amended or restated from time to time.

         "Asset Management Fee" shall mean 1% of the Fair Market Value of the assets of the Partnership which shall accrue annually and shall be payable quarterly for services customarily performed by an asset management firm for an unrelated property owner.

         "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5.

         "Available Cash" means, with respect to any period for which such calculation is being made, (i) the sum of:

         (a) the Partnership's Net Income or Net Loss (as the case may be) for such period (without regard to adjustments resulting from allocations described in Section 1.A through 1.E of Exhibit C);

         (b) Depreciation and all other noncash charges deducted in determin-ing Net Income or Net Loss for such period;

         (c) the amount of any reduction in the reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary);

         (d) the excess of proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain recognized from such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions); and

         (e) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period except Capital Contributions;

(ii) less the sum of:

         (a) all principal debt payments made during such period by the Partnership;

         (b) capital expenditures made by the Partnership during such period;

         (c) investments in any entity made by the Partnership (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(a) or (ii)(b);

         (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period;

         (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period;

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         (f) the amount of any increase in reserves during such period which the
General Partner determines to be necessary or appropriate in its sole and absolute discretion; and

         (g) the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate, in its sole and absolute discretion.

         Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

         "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

         "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1, 4.2, or 4.3 hereof.

         "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners' Capital Accounts following the contribution of or adjustment with respect to such Property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

         "Cash Amount" means (i) in connection with the redemption of Class A Partnership Units, an amount of cash per Partnership Unit equal to the Value on the Valuation Date of the REIT Shares Amount; and (ii) in connection with the redemption of Class B Partnership Units, an amount of cash per Class B Partnership Unit equal to the Value on the Valuation Date of one (1) REIT Share, adjusted for (x) dividends or distributions paid in the form of REIT Shares to holders of REIT Shares, and (y) any subdivisions, combinations or reclassifications of Class B Partnership Units or REIT Shares occurring after the date such Class B Partnership Units were issued.

         "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the California Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

         "Class A Limited Partner" means a Person admitted to the Partnership as a Limited Partner with respect to a Class A Limited Partner Interest.

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         "Class A Limited Partner  Interest"  means a Limited  Partner  Interest that is designated for purposes of this Agreement as a Class A Limited Partner Interest.

         "Class A Partnership Unit" means a Partnership Unit representing the beneficial ownership of a corresponding Class A Limited Partner Interest.
         "Class B Limited Partner" means a Person admitted to the Partnership as a Limited Partner with respect to a Class B Limited Partner Interest.

         "Class B Limited Partner Interest" means a Limited Partner Interest that is designated for purposes of this Agreement as a Class B Limited Partner Interest.

         "Class B Partnership Unit" means a Partnership Unit representing the beneficial ownership of a corresponding Class B Limited Partner Interest.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

         "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership (and also excluding deemed contributions to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

         "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

         "Depreciation" means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

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         "Effective  Date" means the date of closing of the initial  offering of shares of the General Partner, as described in that certain Registration Statement initially filed by the General Partner with the Securities and Exchange Commission on or about September 1, 1994, as amended, which was declared effective on October 26, 1995.

         "Fair Market Value" means the value placed on one or more of the assets of the Partnership by such method as may be approved by a committee of not less than three members of the board of directors of the General Partner, all of the members of which committee satisfy the qualifications for an "independent director" under the rules of the New York Stock Exchange.

         "Fair Market Value of a Partnership Unit" means the value of a Partnership Unit as of the Valuation Date, which value shall be determined as follows:

         (a) Reference shall be made to the balance sheet of the Partnership included in the consolidating balance sheet for the latest filing by the General Partner with the Securities and Exchange Commission on Form 10-K or Form 10-Q.

         (b) In lieu of the book value for any real property or interest in real property or any mortgage secured by real property that is reflected on such balance sheet, there shall be substituted the Fair Market Value.

         (c) Using the above criteria and adjustments, the partners' equity of the Partnership shall be determined.

         (d) The partners' equity shall then be divided by the total number of Partnership Units then outstanding and the quotient shall be the Fair Market Value of a Partnership Unit.

         "General Partner" means Glenborough Realty Trust Incorporated or its successors as general partner of the Partnership.

         "General Partner Interest" means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partner Interest may be expressed as a number of Partnership Units.

         "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

         "Immediate Family" means, with respect to any natural Person, such natural Person's spouse and such natural Person's natural or adoptive parents, descendants, nephews, nieces, brothers, and sisters.

         "Incapacity" or "Incapacitated" means (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the
distribution   by  the  fiduciary  of  the  estate's   entire  interest  in  the
Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief

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under any  bankruptcy,  insolvency or similar  lawnow or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

         "Indemnitee" means (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner or (B) a director or officer of the Partnership or the General Partner, or (C) his or its liability, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to), and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

         "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

         "Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

         "Liquidator" has the meaning set forth in Section 13.2.

         "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

         "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

         "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

                                    12 of 57

         "Nonrecourse  Deductions"  has the  meaning  set  forth in  Regulations
Section 1.704-2(b) (1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

         "Nonrecourse  Liability"  has the  meaning  set  forth  in  Regulations
Section 1.752-l(a) (2).

         "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit E to this Agreement.

         "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

         "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         "Partner  Nonrecourse  Debt" has the meaning  set forth in  Regulations
Section 1.704-2(b)(4).

         "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

         "Partnership" means the limited partnership formed under the Act and pursuant to the Prior Agreement as amended and restated pursuant to this Agreement, and any successor thereto.

         "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

         "Partnership  Minimum  Gain" has the meaning  set forth in  Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

         "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

         "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Section 4.1 or 4.2. The ownership of Partnership Units may be evidenced by such form of certificate for units, if any, as the General Partner may adopt from time to time.

         "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

         "Percentage Interest" means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

                                    13 of 57

         "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

         "Prior Agreement" means the Limited Partnership Agreement of Glenborough Properties, L.P. dated as of August 23, 1995, between Glenborough Realty Trust, Inc., as the sole general partner, and Robert Batinovich, as the sole limited partner, which Prior Agreement is amended and restated in its entirety by this Agreement as of the Effective Date.

         "Property Management Fee" shall mean the property management fees payable by the partnerships or other entities which directly or indirectly contribute properties to the Partnership with respect to properties that are so contributed immediately prior to the date such properties are so contributed for services customarily performed by a property management firm for an unrelated property owner.

         "Prospectus" shall mean the Prospectus\Consent Solicitation Statement included in the Registration Statement, as amended, that was initially filed by the General Partner with the Securities and Exchange Commission on or about September 1, 1994, and which was declared effective on October 26, 1995.

         "Recapture Income" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Redeeming Partner" has the meaning set forth in Section 8.6 hereof.

         "Redemption Right" shall have the meaning set forth in Section 8.6 hereof.

         "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "REIT" means a real estate investment trust under Section 856 of the Code.

         "REIT Notes" shall mean indebtedness of the General Partner issued as part of the consideration for the acquisition of property that will be transferred to the Partnership and which will become, in part, Contributed Property, wherein REIT Shares also represent part of the consideration for such acquisition.

         "REIT Share" shall mean a share of common stock of the General Partner.

         "REIT Shares Amount" shall mean (i) in connection with the redemption of Class A Partnership Units, the whole number of REIT Shares equal to the quotient obtained by first multiplying the number of Class A Partnership Units offered for redemption by a Redeeming Partner by the Fair Market Value of a Partnership Unit and then dividing the resulting product by the Value on the Valuation Date; and (ii) in connection with the Redemption of Class B Partnership Units, a number of REIT Shares equal to the number of Class B Partnership Units offered for redemption by a Redeeming Partner, adjusted for
(x) dividends or distributions paid in the form of REIT Shares to holders of REIT Shares, and (y) any subdivisions, combinations or reclassifications of Class B Partnership Units or REIT Shares occurring after the date such Class B Partnership Units were issued.

         "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.l(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

                                    14 of 57

         "704(c) Value" of any Contributed Property means the value of such property as set forth in Exhibit D or if no value is set forth in Exhibit D, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the 704(c) Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Exhibit B hereof. Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

         "Shares-in-Trust" shall have the meaning ascribed thereto in the Articles of Incorporation.

         "Specified Redemption Date" means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption; provided that no Specified Redemption Date shall occur before one (1) year from the date of this Agreement; provided further that if the General Partner combines its outstanding REIT Shares, no Specified Redemption Date shall occur after the record date and prior to the effective date of such combination.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership Pursuant to Section 11.4.

         "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

         "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

         "Value" means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and

                                    15 of 57
asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten
(10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, and the General Partner acting in good faith determines that the value of such rights is not reflected in the Value of the REIT Shares determined as aforesaid, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.



                        ARTICLE 2 ORGANIZATIONAL MATTERS
                             ORGANIZATIONAL MATTERS

         Section 2.1       Organization

         The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Prior Agreement. The Partners hereby continue the Partnership and amend and restate the Prior Agreement in its entirety as of the Effective Date. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

         Section 2.2       Name

         The name of the Partnership shall be Glenborough Properties, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

         Section 2.3       Principal Office and Agent

         The principal office of the Partnership shall be 400 South El Camino Real, 11th Floor, San Mateo, California 94402-1708, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable. The Partnership hereby appoints Robert Batinovich, whose address is 400 South El Camino Real, San Mateo, California 94402-1708, as its agent for service of process. Such agent may be changed from time to time by the General Partner in its sole discretion by filing an amendment to the Certificate.

                                    16 of 57

         Section 2.4       Power of Attorney

         A. Each Limited Partner and each Assignee who accepts Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

         (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited Partners have limited liability) in the State of California and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;
                  (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

         (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

         B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's
Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the

                                    17 of 57

General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

         Section 2.5 Term

         The term of the Partnership commenced on August 23, 1995, the date the Certificate was filed in the office of the Secretary of State of California in accordance with the Act and shall continue until December 31, 2095, unless, the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.



                                ARTICLE 3 PURPOSE
                                     PURPOSE

         Section 3.1       Purpose and Business

         The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture or other similar arrangement to engage interests in any entity engaged directly or indirectly in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner's right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner's current status as a REIT inures to the benefit of all the Partners and not solely the General Partner.

         Section 3.2       Powers

         The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.



                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

         Section 4.1       Capital   Contributions  of  the  Partners

         On the Effective Date, the Partners made Capital Contributions as set forth in Exhibit A to the Original Agreement. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person

                                    18 of 57
merging into the Partnership shall become Partners, and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement, and shall own Partnership Units in the amounts set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on a Partner's Percentage Interest. The number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding Partnership Units from time to time shall be deemed to be the general partner Partnership Units and shall be the General Partnership Interest. Except as provided in Sections 4.2 and 10.6, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

         Section 4.2       Limited Partner Interests

         A. Issuances of Additional Partnership Interests. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner) or other persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Partnership Units and to admit the Persons acquiring such Partnership Units as Limited Partners in the Partnership. The General Partner shall have sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of Partnership Units, including the determination of any preferences and other rights that are applicable to such additional Partnership Units in relation to the Partnership Units that may then be outstanding (including the determination as to whether the holders of such additional Partnership Units shall be extended the Redemption Right provided for in Section 8.6.A.), subject to the provisions of California Law; provided that no such additional Partnership Units shall be issued to the General Partner unless each Partnership Unit is issued at the Fair Market Value of the Partnership Unit.

         B. Classes of Limited Partner Interests. The Partnership shall have such classes of Limited Partner Interests as the General Partner may establish pursuant to this Section 4.2.B and 4.2.C. As of the Date of this Agreement, there shall be two classes of Limited Partner Interests: the Class A Limited Partner Interests and the Class B Limited Partner Interests. All Limited Partner Interests issued and outstanding on the date hereof and held by either GPA, Ltd. or Robert Batinovich shall be reclassified as Class A Limited Partner Interests. The General Partner, acting on behalf of the Partnership and subject to the terms and conditions of this Agreement, may admit other classes of Limited Partners, issue Limited Partner Interests for Class A and Class B Limited Partner Interests and such other classes as may be established, and issue, or cause the issuance of, Units with respect to Class A and Class B Limited Partner Interests and such other classes. The Class A Limited Partner Interests (and Class A Partnership Units corresponding thereto) and the Class B Limited Partner Interests (and Class B Partnership Units corresponding thereto), shall be identical except for the Redemption Rights that apply thereto, as set forth in
Section 8.6.

         C. Issuance of Other Classes of Limited Partner Interests. The General Partner is authorized to issue, on behalf of the Partnership, in connection with a public offering, a private placement, or otherwise, such number of additional Limited Partner Interests and corresponding Partnership Units either for existing classes of Limited Partner Interests or for such additional classes of Limited Partner Interests as the General Partner shall establish and to admit such additional Limited Partners to such classes of Limited Partner, and to establish such rights and obligations applicable to such Limited Partner Interests, Partnership Units, and Limited Partners, as the General Partner, in its reasonable discretion, shall decide; provided, however, that (i) no class of Limited Partner Interests and corresponding Partnership Units shall be issued with rights senior to those of either the Class A

                                    19 of 57

Limited Partner  Interests and  corresponding  Partnership  Units or the Class B
Limited Partner Interests and corresponding Partnership Units with respect to distributions, allocations of profit and loss, liquidation or voting rights without the vote or consent of the Class A and Class B Limited Partners and Holders of Class A and Class B Partnership Units representing a majority of the Class A and Class B Limited Partner Interests and Class A and Class B Partnership Units then outstanding; and (ii) no such Limited Partner Interests or Units shall be issued without a determination, in good faith, by the General Partner that the Partnership is receiving or will receive cash, property and/or services with a value equal to the fair market value of such Limited Partner Interests or Units.

         Section 4.3       No Preemptive Rights

         No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership, or (ii) issuance or sale of any Partnership Units or other Partnership Interests. No Limited Partner shall have any right under this Agreement to lend funds to the Partnership or to make additional capital contributions to the Partnership without the consent of the General Partner.

         Section 4.4       No Interest; No Return

         No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.



                                    ARTICLE 5
                                  DISTRIBUTIONS

         Section 5.1       Requirement and Characterization of Distributions

         The General Partner shall distribute at least quarterly an amount equal to 100% of Available Cash generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period in accordance with their respective Percentage Interests on such Partnership Record Date; provided that in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such Partnership Unit has been redeemed or exchanged. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.

         Section 5.2       Amounts Withheld

         All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners, or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

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         Section 5.3       Distributions Upon Liquidation

         Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 13.2.



                                    ARTICLE 6
                                   ALLOCATIONS

         Section 6.1       Allocations  For Capital  Account  Purposes
Purposes

         For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

         A. Net Income. Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General
Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of
Section 6.1.A, and (ii) thereafter, Net Income shall be allocated to the Partners in accordance with their respective Percentage Interests.

         B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Losses shall be allocated to the Partners in accordance with their respective Percentage Interests; provided that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

         C. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

         D. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.



                                   ARTICLE 7
                      MANAGEMENT AND OPERATION OF BUSINESS

         Section 7.1       Management

         A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the

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

business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in
Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

         (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partner ship's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

         (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

         (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the
                  Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by
                  Section 7.3 hereof);

         (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries;

         (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

         (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

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

         (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

         (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

         (9)      the   collection  and  receipt  of  revenues  and  income  of
                  the Partnership;

         (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership, or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership, any division of the Partnership, or the General Partner), and agents, outside attorneys, accountants, consultants and contractors of the General Partner, the
                  Partnership or any division of the Partnership, and the determination of their compensation and other terms of employment or hiring;

         (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or approp-riate;

         (12) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

         (13)     the   control  of  any  matters   affecting   the  rights  and
                  obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law.

         (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

         (15) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt;

         (16) the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

         (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

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

         (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

         (19) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

         (20) the issuance of REIT Shares to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner's exercise of its Redemption Right under Section 8.6.

         B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General
Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

         C. At all times from and after the date hereof, the General Partner at the expense of the Partnership, may or may not, cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

         D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

         E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

         Section 7.2       Certificate of Limited Partnership

         The General Partner has previously filed the Certificate with the Secretary of State of California as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of California and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of California

                                    24 of 57
and each other state or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

         Section 7.3       Restrictions on General Partner's Authority

         A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of all of the Limited Partners (including Limited Partnership Interests held by the General Partner) (or such lower percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement or the Act).

         B. Except as provided in Article 13 hereof, the General Partner may not sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the Consent of holders of a majority of the outstanding Limited Partnership Units (including Limited Partnership Interests held by the General Partner).

         Section 7.4       Compensation and Reimbursement of the General Partner

         A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

         B. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership; provided that the amount of any such reimbursement shall be reduced by (i) any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5.A and (ii) any amount derived by the General Partner from any Qualified REIT Subsidiaries (as defined in Section 7.5.A) or Associated Company (as defined in the Prospectus). The Limited Partners acknowledge that, for purposes of this Section 7.4.B, all of the General Partner's expenses are deemed incurred for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

         C. The General Partner shall also be reimbursed for all expenses it incurs relating to the organization and/or reorganization of the Partnership and the General Partner, the initial public offering of REIT Shares by the General Partner, and any other issuance of additional Partnership Interests, REIT Shares or rights, options, warrants, or convertible or exchangeable securities pursuant to Section 4.2 hereof (including, without limitation, all costs, expenses, damages, and other payments resulting from or arising in connection with litigation related to any of the foregoing).

         D. In the event that the General Partner shall elect to purchase from its shareholders REIT Shares for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for such REIT Shares and any other expenses incurred by the General Partner in connection with such purchase, may be considered expenses of the Partnership and may be reimbursed to the General Partner, subject to the condition that: (i) if such REIT Shares subsequently are to be sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General

                                    25 of 57

Partner for such REIT Shares (provided that a transfer of REIT Shares for Units pursuant to Section 8.6 would not be considered a sale for such purposes); and
(ii) if such REIT Shares are not retransferred by the General Partner within thirty days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units (rounded to the nearest whole Unit) held by the General Partner equal to the quotient obtained by dividing the amount reimbursed to the General Partner by the Fair Market Value of a Partnership Unit.

         E. The General Partner shall perform property management and asset management services for the Partnership and in consideration therefor, the General Partner shall receive a Property Management Fee and an Asset Management Fee and reimbursement for the cost of all on-site personnel employed by the General Partner in the performance of such services, but shall not otherwise be entitled to reimbursement for any expenses incurred in connection therewith.

         Section 7.5       Outside  Activities  of  the  General  Partner

         In the event the General Partner exercises its rights under Article Ninth of the Articles of Incorporation to redeem or otherwise acquire any Shares-in-Trust, then the General Partner may cause the Partnership to purchase from it that number of Partnership Units equal to the quotient obtained by dividing the purchase price paid by the General Partner to acquire the Shares-in-Trust by the Fair Market Value of a Partnership Unit.

         Section 7.6       Contracts with Affiliates

         A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

         B. Except as provided in Section 7.5.A, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

         C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

         D. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries.

         E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement
and  other  conflict  avoidance   agreements  with  various

                                    26 of 57

Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

         Section 7.7       Indemnification

         A. The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (ii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject
to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set fourth in this
Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

         B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

         C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

         D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

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

         E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

         F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         Section 7.8       Liability of the General Partner

         A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

         B. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

         C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

         D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in

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

whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         Section 7.9       Other Matters  Concerning the General  Partner

         A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         B. `The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

         D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to allow the General Partner to avoid incurring liability for any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

         Section 7.10      Title to Partnership Assets

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

         Section 7.11      Reliance by Third Parties

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent

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

or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.



                                   ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         Section 8.1       Limitation of Liability

         The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act. Notwithstanding anything contained herein to the contrary, the liability of Limited Partners shall be limited to the aggregate amount of any capital contributions made by the Limited Partners pursuant to this Agreement. Except to the extent that additional capital contributions are unanimously approved by the Partners, the Limited Partners shall have no personal liability to contribute or lend money to, or in respect of, the liabilities and the obligations of the Partnership.

         Section 8.2       Management of Business

         No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

         Section 8.3       Outside  Activities  of  Limited  Partners

         Subject to any agreements entered into pursuant to Section 7.6.E hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the

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

Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the General Partner) nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein) and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

         Section 8.4       Return of Capital

         Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Exhibit C hereof or as permitted by Section 4.2.B, or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

         Section 8.5      Rights of Limited Partners Relating to the Partnership

         A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (including such copying and administrative charges as the General Partner may establish from time to time):

         (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934;

         (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

         (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

         (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

         (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

         B.       [Intentionally Omitted]

         C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good

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

faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

         Section 8.6       Redemption Right

         A. Subject to Section 8.6.C, on or after the date one (1) year after the closing of the initial public offering of REIT Shares by the General Partner, each Limited Partner, other than the General Partner, shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the redemption right (the "Redeeming Partner"). A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Partner. Neither the Redeeming Partner nor any Assignee of any Limited Partner shall have any right with respect to any Partnership Units so redeemed to receive any distributions paid after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner. Neither the Redeeming Partner nor any Assignee of any Limited Partner shall have any right, with respect to any Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date.

         B. Notwithstanding the provisions of Section 8.6.A, in the event a Limited Partner elects to exercise the Redemption Right, the General Partner may, in its sole and absolute discretion, elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion) on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to assume directly and satisfy the Redemption Right, the General Partner itself shall have no obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 8.6.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Partnership Units to the General Partner. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right. If the Redemption Right is satisfied by the delivery of REIT Shares, the Redeeming Partner shall be deemed to become a holder of REIT Shares as of the close of business in Specified Redemption Date.

         C. Notwithstanding the provisions of Section 8.6.A and Section 8.6.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to
Section 8.6.A if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the General Partner pursuant to Section 8.6.B (regardless of whether or not the General Partner would in fact exercise its rights under
Section 8.6.B) would be prohibited under the Articles of Incorporation, including, but not being limited to, the provisions applicable to the

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Existing  Holder Limit  applicable to Existing  Holders and the Ownership  Limit applicable to all other holders of REIT Shares, as such terms are defined herein or in the Articles of Incorporation.

         D. Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all Liens and, notwithstanding anything herein contained to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any Liens. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

         E. Notwithstanding the provisions of Sections 8.6.A and 8.6.B above, a Class A Limited Partner shall not be entitled to exercise the Redemption Rights pursuant to this Section 8.6 with respect to Class A Partnership Units until on or after January 1, 1997.



                                   ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         Section 9.1       Records and Accounting

         The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or other such basis as the General Partner determines to be necessary or appropriate.

         Section 9.2       Fiscal Year

         The fiscal year of the Partnership shall be the calendar year.

         Section 9.3       Reports

         A. As soon as practicable,  but in no event later than one hundred five
(105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles.

         B. Limited Partners representing at least five percent (5%) of the Percentage Interest of Limited Partners may make a written request to the General Partner for an income statement of the Limited Partnership for the initial three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days before to the date of the request, and a balance sheet of the Partnership as of the end of

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

that period. The statement shall be delivered or mailed to the Limited Partners within thirty (30) days after the request.

         C. The financial statements referred to in this Section 9.3 shall be accompanied by a report, if any, from the independent accountant engaged by the Partnership. If there is no report, the financial statements shall be accompanied by the certificate of the General Partner stating that the financial statements were prepared without audit from the books and records of the Partnership.



                                   ARTICLE 10
                                   TAX MATTERS

         Section 10.1      Preparation of Tax Returns

         The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

         Section 10.2      Tax Elections

         Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder effective for the first calendar year following the Effective Date. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

         Section 10.3      Tax Matters Partner

         A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

         B.       The tax matters partner is authorized, but not required:

         (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or
                  (ii)  who  is  a  "notice  partner"  (as  defined

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

                  in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

         (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

         (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

         (4) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

         (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account by a Partner for tax purposes, or an item affected by such item; and

         (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

         The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

         C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

         Section 10.4      Organizational Expenses

         The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

         Section 10.5      Withholding

         Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15)

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days after notice from the General Partner that such payment must be made unless
(i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to
such  Limited  Partner.   Each  Limited  Partner  hereby   unconditionally   and
irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section
10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.



                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

         Section 11.1      Transfer

         A. The term "transfer, " when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this
Article 11 does not include any redemption of Partnership Units by a Limited Partner or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6.

         B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

         Section  11.2        Transfer of General Partner's Partnership Interest

         A. The General Partner may not transfer any of its General Partner Interest or Limited Partner Interests or withdraw as General Partner except in connection with a transaction permitted under this Section 11.2.

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         B. Notwithstanding Section 11.2.D, the General Partner may effectuate a recapitalization, reclassification or change of outstanding REIT Shares in the form of (i) a change in par value, or (ii) a change from par value to no par value, or (iii) as a result of a subdivision or combination of REIT Shares resulting from (a) the declaration or payment of a dividend on outstanding REIT Shares in REIT Shares; (b) a distribution to all holders of outstanding REIT Shares in REIT Shares; (c) a subdivision of outstanding REIT Shares; or (d) the combination of outstanding REIT Shares into a smaller number of REIT Shares).

         C. Notwithstanding Section 11.2.D, the General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than Partnership Units held by the General Partner (whether such Partnership Units constitute the General Partnership Interest or a Limited Partnership Interest), are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value, as reasonably determined by the General Partner, equal to the 704(c) Value of the assets so contributed.

         D. Except as otherwise permitted under Section 11.2.B or Section 11.2.C, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding REIT Shares ("Transaction"), unless:

                  (i) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership which has been approved by the requisite Consent of the Partners pursuant to Section 7.3 and as a result of which all Limited Partners will receive for each Partnership Unit an amount of cash, securities, or other property equal to the Fair Market Value of a Partnership Unit (assuming that the Valuation Date was the date as of which the exchange ratio or consideration was established in connection with such merger or sale of assets); provided that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each holder of Partnership Units shall receive the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer; and

                  (ii) no more than forty-nine percent (49%) of the equity securities of the acquiring Person in such transaction shall be owned, after consummation of such Transaction, by the General Partner or Persons who are Affiliates of the Partnership or the General Partner immediately prior to the date on which the Transaction is consummated.

         Section 11.3      Limited Partners' Rights to Transfer

         A. Subject to the provisions of Section 11.3.F, no Limited Partner shall have the right to transfer all or any portion of his Partnership Interest, or any of such Limited Partner's rights as a Limited Partner, without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. Any purported transfer of a Partnership Interest by a Limited Partner in violation of this
Section 11.3.A shall be void ab initio and shall not be given effect for any purpose by the Partnership.

         B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part

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

of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

         C. The General Partner may prohibit any transfer by a Limited Partner of his Partnership Units otherwise permitted under Section 11.3.F if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal, state or foreign securities laws or regulations applicable to the Partnership or the Partnership Unit.

         D. No transfer by a Limited Partner of his Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

         E. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem the REIT Shares Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for the purposes of allocating liabilities to such lender under Section 752 of the Code.

         F. Notwithstanding the provisions of Section 11.3.A (but subject to the provisions of Section 11.3.C, 11.3.D, and 11.3.E), a Limited Partner may transfer with or without the consent of the General Partner all or a portion of his Partnership Unit to a member of his Immediate Family, any trust set up for the benefit of members of his Immediate Family, or any partnership composed only of members of his Immediate Family.

         Section 11.4      Substituted Limited Partners

         A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

         B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

         C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

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

         Section 11.5      Assignees

         If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items of gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

         Section 11.6      General Provisions

         A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.6.

         B. Any Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners. Similarly, any Limited Partner who shall transfer all of his Partnership Units pursuant to a redemption of all of his Partnership Units under Section 8.6 shall cease to be a Limited Partner.

         C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

         D. If any Partnership Interest is transferred or assigned in compliance with the provisions of this Article 11 or redeemed or transferred pursuant to
Section 8.6, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses and each item thereof for such Partnership Year shall be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a redemption occurs shall be allocated to the Redeeming Partner. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

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



                                   ARTICLE 12
                              ADMISSION OF PARTNERS

         Section 12.1      Admission of  Successor  General  Partner

         A successor to all of the General Partner Interest pursuant to in a transaction permitted under Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D. hereof.

         Section 12.2      Admission of Additional  Limited  Partners

         A. After the admission to the Partnership of the initial Limited Partners on the Effective Date, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

         B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

         C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

         Section  12.3  Amendment  of  Agreement  and   Certificate  of  Limited
                        Partnership

       For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to

                                    40 of 57
prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.



                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

         Section 13.1      Dissolution

         Except as set forth in this Article 13, no Partner shall have the right to dissolve the Partnership. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

         A. the expiration of its term as provided in Section 2.5 hereof;

         B. the election to dissolve the Partnership made in writing by the General Partner with the Consent of holders of a majority of the outstanding Limited Partnership Units (including Limited Partnership Interests held by the General Partner).

         C. the dissolution, termination, retirement or entry of a final and non-appealable judgment by a court of competent jurisdiction that the General Partner is bankrupt or insolvent, unless the holders of a majority of the Limited Partner Units agree in writing to continue the business of the Partnership and to admit one or more General Partners.

         D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

         E. the sale of all or substantially all of the assets and properties of the Partnership.

         Section 13.2      Winding Up

         A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

         (1)      First,   to  the   payment  and   discharge   of  all  of  the
                  Partnership's debts and liabilities to creditors other than the Partners;

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

         (2)      Second,   to  the  payment  and   discharge   of  all  of  the
                  Partnership's debts and liabilities to the General Partner;

         (3)      Third,   to  the   payment  and   discharge   of  all  of  the
                  Partnership's debts and liabilities to the other Partners; and

         (4) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

         B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/ or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

         1. distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

         2. withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

         Section 13.3      Compliance with Timing Requirements of Regulations

         In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions,

                                    42 of 57
distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

         Section 13.4      Deemed   Distribution   and   Recontribution

         Notwithstanding any other provision of this Article 13, in the event the Partnership is considered liquidated within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have distributed the property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

         Section 13.5      Rights of Limited Partners

         Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

         Section 13.6      Notice of Dissolution

         In the event a Liquidating Event occurs or an event occurs that would, but provisions of an election or objection by one or more Partners pursuant to
Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

         Section 13.7 Termination of Partnership and Cancellation of Certificate of Limited Partnership

         Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of California shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

         Section 13.8      Reasonable Time for Winding-Up

         A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                    43 of 57

         Section 13.9      Waiver of Partition

         Each Partner hereby waives any right to partition of the Partnership property.



                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

         Section 14.1      Amendments

         A. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding ten percent (10%) or more of the Partnership Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the General Partner).

         B. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

         (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

         (2)      to  reflect  the  admission,  substitution,   termination,  or
                  withdrawal of Partners in accordance with this Agreement;

         (3) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2.A hereof;

         (4) to reflect a change that does not adversely affect any of the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

         (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law. The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1.B is taken.

         C. Notwithstanding Section 14.1.A and 14.1.B hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a General Partner interest, (ii) modify the limited liability of a

                                    44 of 57

Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2 and Section 14.1.B(3) hereof) in a manner adverse to such Partner, (iv) alter or modify the Redemption Right and REIT Shares Amount as set forth in Section 8.6, and related definitions thereof, (v) cause the termination of the Partnership prior to the time set forth in Section 2.5 or 13.1, or (vi) amend this Section 14.1.C. Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.3 without the Consent specified in that section.

         D. Notwithstanding Section 14.1.A or Section 14.1.B hereof, the General Partner shall not amend Section 4.2.A, 7.5, 7.6, 11.2 or 14.2 without the
Consent of a majority of the Percentage Interests of the Limited Partners excluding Limited Partnership Interests held by the General Partner.

         Section 14.2      Meetings of the Partners

         A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding ten percent (10%) or more of the Partnership Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1.A hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.

         B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

         C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of or written notice such revocation from the Limited Partner executing such proxy.

         D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of the General Partner and may be held at the same time as, and as part of, meetings of the shareholders of the General Partner.


                                    45 of 57

                                   ARTICLE 15
                               GENERAL PROVISIONS

         Section 15.1      Addresses and Notice

         Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

         Section 15.2      Titles and Captions

         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Section of this Agreement.

         Section 15.3      Pronouns and Plurals

         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         Section 15.4      Further Action

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         Section 15.5      Binding Effect

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         Section 15.6      Creditors

         Other  than  as  expressly   set  forth  herein  with  respect  to  the
Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         Section 15.7      Waiver

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         Section 15.8      Counterparts

         This Agreement may be executed in  counterparts,  all of which together
shall   constitute   one   agreement   binding  on  all  the   parties   hereto,
notwithstanding that all such parties are not signatories to the

                                    46 of 57
original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         Section 15.9      Applicable Law

         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         Section 15.10     Invalidity of Provisions

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         Section 15.11     Entire Agreement

         This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes the Prior Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

         Section 15.12     No Rights as Shareholders

         Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the General Partner, including without limitation any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the General Partner or any other matter.




                                    47 of 57

         IN WITNESS WHEREOF, the General Partner has executed this Agreement pursuant to the authority contained in Section 14.1 B. of the Original Agreement, as of the date first written above.



                                            GLENBOROUGH REALTY TRUST
                                            INCORPORATED, a Maryland corporation


                                            By:      /s/ Robert Batinovich

                                            Title:   President




                                    48 of 57



                                    EXHIBIT A
                                       to
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       of
                          GLENBOROUGH PROPERTIES, L.P.



 Name and Address                        Class of                 Percentage
       Partnership
                                         Limited
 of Partner                              Partner                    Interest
             Units
                                        Interest
--------------------------------    ------------------    -------------------
-------------------

 General Partner

 Glenborough Realty                         NA                      1.00000%
            70,026
 Trust Incorporated
 400 South El Camino Real
 San Mateo, CA  94402-1708


 Limited Partners

 Glenborough Realty                         A                      89.80172%
         6,288,458
 Trust Incorporated
 400 South El Camino Real
 San Mateo, CA  94402-1708

 GPA, Ltd.                                  A                       8.26843%
           579,006
 c/o Glenborough Realty Corp.
 400 South El Camino Real
 San Mateo, CA  94402-1708

 Robert Batinovich                          A                       0.18175%
            12,727
 400 South El Camino Real
 San Mateo, CA  94402-1708

 Realty Advisors, LLC                       B                       0.36750%
            25,735
 2361 Campus Drive, Suite 204
 Irvine, CA 92715

 Trust Realty Advisors                      B                       0.19357%
            13,555
 2361 Campus Drive, Suite 204
 Irvine, CA 92715

 TRP-LLC                                    B                       0.18702%
            13,097
 2800 28th Street, Suite 222
 Santa Monica, CA  90405

                                                          -------------------
-------------------
 Total                                                            100.00000%
         7,002,603






                                    49 of 57

                                    EXHIBIT B
                           CAPITAL ACCOUNT MAINTENANCE

         1.       Capital Accounts of the Partners

         A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.

         B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

         (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704- 1 (b)(2) (iv)(m)(4) .

         (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable gross income or are neither currently deductible nor capitalized for federal income tax purposes.

         (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

         (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

                                    50 of 57

         (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

         (6) Any items specially allocated under Section 2 of Exhibit C hereof shall not be taken into account.

         C. Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed, solely for federal income tax purposes, to have been distributed in liquidation of the Partnership to the holders of the Partnership units (including transferee) and recontributed by such Persons in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 1.D (2) hereof. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Exhibit B.

         D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D (2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D (2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

         (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), provided however that adjustments pursuant to clauses (a) and
                  (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

         (3) In accordance with Regulations Section 1.704- l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

         (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

                                    51 of 57

         E. The provisions of this Agreement (including this Exhibit B and the other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article 14 of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to
Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-l(b).

         2.       No Interest2.   No Interest

         No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

         3.       No Withdrawal3.   No Withdrawal

         No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 7 and 13 of the Agreement.






                                    52 of 57

                                    EXHIBIT C
                            SPECIAL ALLOCATION RULES

         1.       Special Allocation Rules.

         Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

         A. Minimum Gain Chargeback.  Notwithstanding  the provisions of Section
6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

         B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof ), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section
6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.

         C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations
Section       1.704-1(b)(2)(ii)(d)(4),        1.704-1(b)(2)(ii)(d)(5),        or
1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) and shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

         D. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner

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determines  in its good  faith  discretion  that the  Partnership's  Nonrecourse
Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

         E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

         F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         2.       Allocations for Tax Purposes

         A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

         B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

         (1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit
                  C); and

                  (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and
                  Section 1 of this Exhibit C.

         (2)      (a)      In the case of an Adjusted Property, such items shall

                           (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B, and

                           (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B (1) of this Exhibit C; and

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                  (b)      any  item  of   Residual   Gain  or   Residual   Loss
                           attributable   to  an  Adjusted   Property  shall  be
                           allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

         (3) all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of Exhibit C.

         C. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall, subject to the following, have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners. With respect to the Contributed Property transferred to the Partnership on or about the Effective Date, the Partnership shall elect to use the "remedial method" set forth in Treasury Regulation
Section 1.704-3. When using the "remedial method" with respect to the Contributed Property transferred to the Partnerships on or about the Effective Date, the Partnership shall recover the excess of the Carrying Value of such property on the Effective Date over its adjusted basis on the Effective Date using the "Alternative Depreciation System" set forth in Section 168(g) of the Code.






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                                    EXHIBIT D

                      VALUE OF CERTAIN CONTRIBUTED PROPERTY

                                                       704(c)           Agreed
 Underlying Property                                   Value             Value
----------------------------------------------    -------------    -----------
 Country Suites            Tucson, AZ               8,200,000        8,200,000
 Country Suites            Ontario, CA              2,600,000        2,600,000
 Summer Breeze             N Hollywood, CA          4,500,000          500,000
 Benicia                   Benicia, CA              3,400,000        3,400,000
 Westwood Plaza            Tampa, FL                3,700,000        3,700,000
 QuikTrip #712             Atlanta, GA              1,050,000        1,050,000
 QuikTrip #711             Fulton, GA               1,260,000        1,260,000
 Shannon Crossing          Atlanta, GA              2,600,000        2,600,000
 QuikTrip #718             Norcross, GA               860,000          860,000
 QuikTrip #738             Mableton, GA               770,000          770,000
 QuikTrip #722             Lithonia, GA             1,030,000        1,030,000
 Navistar                  W Chicago, IL           10,800,000        4,508,867
 Navistar                  Baltimore, MD            4,600,000        1,920,443
 J. I. Case                Kansas City, KS          3,000,000        1,252,463
 J. I. Case                Memphis, TN              1,900,000          793,227
 QuikTrip #691             Madison, IL                790,000          790,000
 QuikTrip #698             Godfrey, IL              1,090,000        1,090,000
 QuikTrip #688             Granite City, IL         1,080,000        1,080,000
 Park 100 - #42            Indianapolis, IN         1,750,000        1,750,000
 Park 100 - #46            Indianapolis, IN         1,750,000        1,750,000
 All American              New Hope, MN             1,500,000        1,500,000
 All American              Eagan, MN                  750,000          750,000
 QuikTrip #609             St. Louis, MO            1,090,000        1,090,000
 Regency Westpointe        Omaha, NB                2,100,000        2,100,000
 QuikTrip #75R             Tulsa, OK                  630,000          630,000
 Country Suites            Arlington, TX            4,100,000        4,100,000
 4500 Plaza                Salt Lake, UT            3,600,000        2,564,768
 Atlanta Auto Center       Snellville, GA             740,000          740,000
 Atlanta Auto Center       Roswell, GA                380,000          380,000
 Atlanta Auto Center       College Park, GA           570,000          570,000
 Atlanta Auto Center       Smyrna, GA                 620,000          620,000
 Atlanta Auto Center       Norcross, GA               660,000          660,000
 Atlanta Auto Center       Marietta, GA               830,000          830,000




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                         EXHIBIT E NOTICE OF REDEMPTION
                              NOTICE OF REDEMPTION

         The undersigned hereby irrevocably (i) redeems Partnership Units in Glenborough Properties, L.P. in accordance with the terms of the Limited Partnership Agreement of Glenborough Properties, L.P. and the Redemption Right referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies, that the undersigned (a) has marketable, and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity; (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein; and
(c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:

Name of Limited Partner:



(Signature of Limited Partner)

(Street Address)

         (City)   (State)  (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Please insert social security or identifying number:




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